                                                                     Exhibit 21

                                   Harmon Industries, Inc.
                          Listing of Subsidiaries at December 31, 1998


                                                  NAME UNDER WHICH
SUBSIDIARY NAME                                   BUSINESS IS CONDUCTED                           JURISDICTION
---------------                                   ---------------------                          -------------
Consolidated Asset Management                     Consolidated Asset Management                   Missouri
Company, Inc.                                     Company, Inc.

Harmon Railway Systems                            Harmon Railway Systems                          Virgin Islands
International Corporation                         International Corporation

Vaughan Harmon Systems, Ltd.                      Vaughan Harmon Systems, Ltd.                    England

Vale Harmon Enterprises, Ltd.                     Vale Harmon Enterprises, Ltd.                   Quebec, Canada

Devtronics, Inc.                                  Devtronics, Inc.                                Florida

Harmon Industries Australia Pty. Ltd.             Harmon Industries Australia Pty. Ltd.           Australia

Industrias Harmon de Mexico, SA de CV             Industrias Harmon de Mexico, SA de CV           Mexico

CSS, Inc.                                         CSS, Inc.                                       Indiana

SES CO, Inc.                                      SES CO, Inc.                                    Massachusetts

Seaboard Systems, Inc.                            Seaboard Systems, Inc.                          Massachusetts

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